                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                            SUPERIOR SERVICES, INC.
                                       BY
                       ONYX SOLID WASTE ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                    VIVENDI

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.01 per share, of Superior Services, Inc., a Wisconsin corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended as of June 11, 1999, between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Rights Agent (the "Shares"), are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

         BY MAIL:                     BY HAND:                   BY OVERNIGHT:
 Reorganization Department    Reorganization Department    Reorganization Department
       P.O. Box 3301                120 Broadway              85 Challenger Road,
South Hackensack, NJ 07606           13th Floor                 Mail Drop-Reorg
                                 New York, NY 10271        Ridgefield Park, NJ 07660

                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (201) 296-4293
                        CONFIRM FACSIMILE TRANSMISSION:
                               BY TELEPHONE ONLY
                                 (201) 296-4860

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
      SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE
       NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID
                                   DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Onyx Solid Waste Acquisition Corp., a Wisconsin corporation (the "Purchaser") and an indirect wholly owned subsidiary of Vivendi, a SOCIETE ANONYME organized under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


Number of Shares:                                 Name(s) or Record Holder(s):
Share Certificate Numbers (if available):         Please Type or Print
If Shares will be delivered by book-entry         Address(es):
transfer:                                         Zip Code
Account                                           Telephone Number:
Number:                                           Area Code
Date:           , 1999                            Signature(s):
                                                                     Signatures

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange Inc. trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
________________________________________________________________________________
                                                                        ZIP CODE

Area Code and
Telephone Number: ______________________________________________________________

AUTHORIZED SIGNATURE

Name: __________________________________________________________________________
                              Please Type or Print

Title: _________________________________________________________________________

Dated: ___________________________________________________________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

                                       3